Globe Photos Appoints Mark Lanier to Board of Directors and Audit Committee Chair

LAS VEGAS, Nov. 01, 2018 (GLOBE NEWSWIRE) -- Globe Photos, Inc. (OTCQB: GBPT), a leader in iconic pop culture imagery and sale of licensed sports photography, has appointed Mark Lanier as an independent director to its board of directors and as chair of its audit committee. Following his appointment, the board will be comprised of four members, with one serving independently.

Lanier brings to the board more than 38 years of finance and capital markets experience to Globe Photos. Since 1995, he has served as general manager of Grumman Hill Advisors, an investment company specializing in investing in small public companies. He is also co-founder and manager of the Pegasus Capital II Investment Fund. He currently serves on the boards of Clubhouse International, Scinet Development & Holdings, and Thomas Emery’s Sons.

He received his Bachelor of Arts degree, magna cum laude, from Williams College and earned a Masters in English and Literature from Oxford University, England, and MBA from Stanford University’s Graduate School of Business.

“Given Mark’s extensive educational, financial and board experience, he is exceptionally qualified to serve on our board and head our audit committee, and we look forward to benefiting from his insights and guidance,” said Globe Photos CEO, Stuart Scheinman. “His Pegasus Capital Fund also participated in a recent funding for Globe, which helped finance our acquisition of the assets of Photo File, Inc, one of the nation’s leaders in the sale of licensed professional and collegiate sports photography.”

Commented Lanier: “Globe is an exciting opportunity, so I’m pleased to commit our investment dollars and time to its success, and work with its great management team who has strong experience and success in the space. After quietly building up its photographic archive over the last few years, the company now has tremendous potential for growth across multiple market segments. In addition to Photo File’s retail channels, there is also a great opportunity for online sales with a subscription model like Shutterstock, as well as in the fine arts and collectible markets. I’m looking forward to working with the team as they pursue the company’s next stage of growth and development.”

The company expects to make additional appointments of independent members to its board as it prepares for growth and an up listing to the Nasdaq Capital Market. The company recently completed an extensive period of assembling one of the world’s largest collections of iconic pop culture photographic imagery and collectibles.

About Globe Photos
Globe Photos is the owner to one of the world’s largest collections of iconic pop culture imagery library, which includes more than 10 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. For more information, visit www.globephotos.com.

The company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and others, to produce sports prints, lithographs and other related items. Photo File is also licensed by thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others. For more information about Photo File, Inc., visit www.photofile.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact
Stuart Scheinman
President & CEO
Globe Photos, Inc.
Tel (702) 722-6113
info@globephotos.com

Media & Investor Relations Contact:
Ronald Both
CMA
Tel (949) 432-7566
GBPT@cma.team

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